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                                                                     EXHIBIT 5.1

                        [Letterhead of Winston & Strawn]






                                                    May 8, 1998



Booth Creek Ski Holdings, Inc.
Trimont Land Company
Sierra-at-Tahoe, Inc.
Bear Mountain, Inc.
Booth Creek Ski Acquisition Corp.
Waterville Valley Ski Resort, Inc.
Mount Cranmore Ski Resort, Inc.
Ski Lifts, Inc.
Grand Targhee Incorporated
B-V Corporation
Targhee Company
Targhee Ski Corp.
LMRC Holding Corp.
Loon Mountain Recreation Corporation
Loon Realty Corp.
Highway 267 & Northstar Drive
Truckee, California 96160

                  Re:      Registration Statement on Form S-4
                           of Booth Creek Ski Holdings, Inc. and
                           the Guarantors (as defined below)
                           File No. 333-48619

Ladies and Gentlemen:

                  We have acted as special counsel to Booth Creek Ski Holdings, Inc., a Delaware corporation (the "Company"), and certain of its subsidiaries (the "Guarantors") in connection with the preparation of the Registration Statement on Form S-4 (the "Registration Statement") filed on behalf of the Company and the Guarantors with the Securities and Exchange Commission (the "Commission") relating to the registration of $17,500,000 aggregate principal amount of the Company's 12 1/2% Series B Senior Notes due 2007 (the "New Notes") and the guarantees (the "Guarantees") thereof by the Guarantors, which are to be offered in exchange for an equivalent principal amount of the Company's currently outstanding 12 1/2% Series C Senior Notes due 2007 (the "Old Notes"), all as more fully described in the Registration


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May 8, 1998
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Statement. The New Notes will be issued under that certain Indenture dated as of
March 18, 1997 (the "Indenture") between the Company, the Guarantors and Marine Midland Bank, as trustee, as amended and supplemented. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the prospectus (the "Prospectus") contained in the Registration Statement.

                  This opinion letter is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

                  In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, in the form filed with the Commission and as amended through the date hereof; (ii) the Certificates of Incorporation of the Company and each of the Guarantors, as currently in effect;
(iii) the By-laws of the Company and each of the Guarantors, as currently in effect; (iv) the Indenture; (v) the form of the New Notes; and (vi) resolutions of the Boards of Directors of the Company and each of the Guarantors relating to, among other things, the issuance and exchange of the New Notes for the Old Notes, the issuance of the Guarantees and the filing of the Registration Statement. We also have examined such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents. As to certain facts material to this opinion, we have relied without independent verification upon oral or written statements and representations of officers and other representatives of the Company, the Guarantors and others.

                  Based upon and subject to the foregoing, we are of the opinion that:

                  1. The issuance and exchange of the New Notes for the Old Notes and the issuance of the Guarantees have been duly authorized by requisite corporate action on the part of the Company and the Guarantors, respectively.

                  2. The New Notes and the Guarantees will be valid and binding obligations of the Company and the Guarantors, respectively, entitled to the benefits of the Indenture and enforceable against the Company and the Guarantors, respectively, in accordance with their terms, except to the extent that the enforceability thereof may be limited by (x) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (y) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) when (i)


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May 8, 1998
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the Registration Statement, as finally amended (including all necessary post-effective amendments), shall have become effective under the Securities Act; (ii) the New Notes are duly executed and authenticated in accordance with the provisions of the Indenture; and (iii) the New Notes shall have been issued and delivered in exchange for the Old Notes pursuant to the terms set forth in the Prospectus.

                  The foregoing opinions are limited to the laws of the United States, the State of New York and the General Corporation Law of the State of Delaware. We express no opinion as to the application of the securities or blue sky laws of the various states to the issuance or exchange of the New Notes.

                  We hereby consent to the reference to our firm under the heading "Legal Matters" in the Prospectus and to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving such consent, we do not concede that we are experts within the meaning of the Securities Act or the rules and regulations thereunder or that this consent is required by Section 7 of the Securities Act.

                                            Very truly yours,


                                            /s/ Winston & Strawn

                                            Winston & Strawn